EXHIBIT 99.1

STONEFIELD JOSEPHSON, Inc.
Certified Public Accountants
Business Advisors

September 28, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by microHelix, Inc. contained in Item 4.01 of its Form 8-K dated September 21, 2006, which was filed with the Commission on September 26, 2006. We agree with the statements concerning our firm in such Form 8-K, except that we have no basis to agree or disagree with the statement in paragraph (iv)(B) that "internal controls were changed as disclosed in Item 8A of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005".

Very truly yours,

Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

WWW.SJACCOUNTING.COM

Los Angeles
2049 Century Park East
Suite 400
Los Angeles, California 90067
TEL: 310.453.9400

Orange County
4 Park Plaza
Suite 900
Irvine, California 92614
TEL: 949.653.9400

San Francisco
101 Montgomery Street
Suite 1900
San Francisco, California 94104
TEL: 415.981.9400

East Bay
1333 N. California Boulevard
Suite 470
Walnut Creek, California 94596
TEL: 925.938.9400